Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock ETF Trust of our reports dated June 22, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in BlackRock ETF Trust’s Certified Shareholder Reports on Form N-CSR for the year ended April 30, 2026. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 25, 2026

Appendix A

BlackRock ETF Trust

1.	iShares A.I. Innovation and Tech Active ETF
2.	iShares Defense Industrials Active ETF
3.	iShares Disciplined Volatility Equity Active ETF
4.	iShares Dynamic Equity Active ETF
5.	iShares Enhanced International Active ETF
6.	iShares Enhanced Large Cap Core Active ETF
7.	iShares Infrastructure Active ETF
8.	iShares International Dividend Active ETF
9.	iShares Large Cap Growth Active ETF
10.	iShares Technology Opportunities Active ETF